SECOND AMENDMENT TO CREDIT AGREEMENT



      THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 21,
1994 (this "Amendment") is by and among MASCOTECH, INC., a Delaware corporation, the Banks, NBD BANK, N.A., a national banking association, as Agent for the Banks, and COMERICA BANK, a Michigan banking association, THE BANK OF NEW
YORK, a New York banking corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a
New York banking association, and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, as Co-Agents.


                                   RECITALS

      A. The Company, the Banks, the Agent and the Co-Agents are parties to a Credit Agreement dated as of September 2, 1993, as amended by a First Amendment to Credit Agreement dated as of June 29, 1994. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in such Agreement.

      B. The Company, the Banks, the Agent and the Co-Agents are willing to amend the Agreement as set forth herein.


                                     TERMS

      In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Agreement shall be amended as follows:


          1.1 The definition of "EBIT" contained in Section 1.1 is restated in its entirety to read as follows:

            "EBIT" means, for any period, Net Income, exclusive of any Non-Cash Special Items, for such period plus, to the extent deducted in determining such Net Income: (a) Interest
            Charges for such period, (b) income and other taxes and (c) for all purposes other than calculating the Interest
            Coverage Ratio in determining the Applicable Margin, the portion of the special charges not included in Non-Cash
            Special Items, recorded
            through December 31, 1995, relating to the sale and/or restructuring of certain of the business units of the Company and its Subsidiaries, the general components of such sale and/or restructuring to be announced no later than February 28, 1995, provided that for purposes of this definition such portion not included in Non-Cash Special Items shall not exceed $30,000,000.

      1.2   Section 7.5 is restated in its entirety as follows:

            Total Leverage Ratio. The Company will not permit or suffer the Total Leverage Ratio to be greater than
            (a) 1.75 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1994 through December 30, 1994, (b)
            1.75 to 1.0 as of the last day of any fiscal quarter of the Company during the period from December 31, 1994 through March 31, 1995, (c) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from April 1, 1995 through December 30, 1995, (d) 1.40 to 1.0 as of December 31, 1995, (e) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1996 through December 30, 1996, (f)
            1.25 to 1.0 as of December 31, 1996, (g) 1.50 to 1.0
            as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1997 through December 30, 1997, (h) 1.0 to 1.0 as of December 31, 1997, (i) 1.25 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1998 through December 30, 1998, (j) 1.0 to 1.0 as of December 31, 1998, and (k)
            1.25 to 1.0 as of the last day of any fiscal quarter of the Company thereafter.

      1.3   Clause (a) of Section 7.8 is restated in its entirety as follows:

            (a) The Company will not permit or suffer the Senior Debt Coverage Ratio to be greater than (i) 5.50 to
            1.00 at any time during the period from the Closing Date through September 29, 1995, and (ii) 5.00 to 1.00 at any time thereafter.

      1.4   Clause (c) of Section 7.8 is restated in its entirety as follows:

            (c)  As used in this Section 7.8, the term "Maximum
            Allowed Senior Debt Coverage Ratio" means (i) 4.25 to
            1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from the Closing Date through December 30, 1993, (ii) 4.00 to 1.00 on the Relevant Day immediately following December 31, 1993, (iii)
            4.25 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from January 1, 1994 through December 30, 1994, (iv) 3.50 to 1.00 on the Relevant Day immediately following December 31, 1994, (v)
            5.50 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from January 1, 1995 through September 29, 1995, (vi) 3.75 to
            1.00 on the Relevant Day immediately following September 30, 1995,
            (vii) 3.50 to 1.00 on the Relevant Day immediately following December 31, 1995, (viii) 3.75 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from January 1, 1996 through December 30, 1996, (ix) 3.25 to 1.00 on the Relevant Day immediately following each of December 31, 1996 and December 31, 1997, and (ix) 3.50 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending after January 1, 1997, other than the fiscal quarter ending December 31, 1997. For purposes of this Section 7.8, all Senior Debt which is repaid with cash received by the Company from Masco Corporation for the purchase of preferred stock or subordinated debt securities pursuant to the Securities Purchase Agreement within forty-five days after the last day of any fiscal quarter of the Company shall be deemed repaid as of the last day of such fiscal quarter, and during such forty-five day period no Default shall be deemed to have occurred due to noncompliance with this
            Section 7.8.


ARTICLE II.  REPRESENTATIONS.  The Company represents and warrants that:

      2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not and will not violate the provisions of any applicable law or regulation or of the certificate of incorporation or bylaws of the Company or any Subsidiary or any order of any court, regulatory body or arbitral tribunal and do not and will not result in the breach of, or constitute a default or require any consent under, or create any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its property may be bound or affected. The execution, delivery and performance of this Amendment do not require, for the validity thereof, nor does the enforceability of this Amendment require, any filing with, or consent, authorization or approval of, any state or federal agency or regulatory authority, other than filings, consents or approvals which have been made or obtained.

      2.2 This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article VI of the Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

      2.4   As of the date hereof, there is no Default.



ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the Agent:

      3.1 This Amendment duly executed on behalf of the Company and the Required Banks.

      3.2 A copy of the resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment.

      3.3 An opinion of counsel for the Company in the form of Schedule 3.3 hereto.



ARTICLE IV.  MISCELLANEOUS.


      4.1 The Company shall pay to the Agent, for the benefit of each Consenting Bank, on or within two Business Days after the date of this Amendment an amendment fee in the amount of five basis points of the Commitment of such Consenting Bank. As used herein, a "Consenting Bank" shall be a Bank which both (a) commits in writing to the Agent on or before December 19, 1994 to execute this Amendment and (b) executes this Amendment.

      4.2 For purposes of the representation contained in the last sentence of Section 6.6, the Banks acknowledge that, after giving effect to the special charges recorded by the Company and its Subsidiaries through December 31, 1995 relating to the sale and/or restructuring of certain of the business units of the Company and its Subsidiaries, the general components of such sale and/or restructuring to be announced no later than February 28, 1995, there has been no material adverse change in the consolidated operations or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries considered as a whole since December 31, 1992, to the extent of $375,000,000 aggregate after-tax amount of such charges; provided, however, that the foregoing does not constitute an acknowledgement as to the effect of any special charge or event other than the special charge referred to above for purposes of the representation contained in the last sentence of Section 6.6.

      4.3 References in the Agreement or in any note, certificate, instrument or other document to the Agreement shall be deemed to be references to the Agreement as amended from time to time.

      4.4 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

      4.5 The Company agrees that the Agreement and other documents and agreements executed by the Company in connection with the Agreement in favor of the Agent, the Co-Agents and/or the Banks are ratified and confirmed and shall remain in full force and effect, except as expressly amended hereby.

      4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective.

      4.7 This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


NBD BANK, N.A.                            MASCOTECH, INC.


By: /s/ Richard H. Huttenlocher           By: /s/ Timothy Wadhams
    Richard H. Huttenlocher                   Timothy Wadhams
    Its: Vice President                       Its Vice President-
                                                  Controller and Treasurer

THE BANK OF NEW YORK                      COMERICA BANK


By: /s/ Douglas A. Ober                   By: /s/ James R. Grossett

    Its: Vice President                       Its: Vice President



THE FIRST NATIONAL BANK                   MORGAN GUARANTY TRUST
 OF CHICAGO                                COMPANY OF NEW YORK

By: /s/ Susan L. Comtle                   By: /s/ Timothy S. Broadbent

    Its: Vice President                   Its: Vice President



NATIONSBANK OF NORTH                      BANK OF AMERICA ILLINOIS
 CAROLINA, N.A.

By: /s/ William A. Bowen, Jr.             By: /s/ Steve Ahrenholz
    William A. Bowen, Jr.
    Its: Vice President                      Its: Vice President



PNC BANK, NATIONAL ASSOCIATION            BANK OF AMERICA NATIONAL
                                           TRUST AND SAVINGS ASSOCIATION

By: /s/ Jack F. Broeren                   By: /s/ Steve Ahrenholz

    Its: Assistant Vice President             Its: Vice President


MICHIGAN NATIONAL BANK                    ROYAL BANK OF CANADA


By: /s/ Joseph M. Redoutey                By: /s/ Holly Spencer Kaczmarczyk
    Joseph M. Redoutey
    Its: Second Vice President                Its: Manager

NATIONAL CITY BANK                        THE FUJI BANK, LTD.


By: /s/ Marybeth S. Howe                  By: /s/ Peter L. Chinnici

    Its: Vice President                       Its: Joint General Manager


FIRST BANK NATIONAL                       CITIBANK, N.A.
 ASSOCIATION


By: /s/ Michael J. McGroarty              By: /s/ Barbara A. Cohen

    Its: V.P.                                 Its: Vice President


CIBC INC.                                 WACHOVIA BANK OF GEORGIA, N.A.


By: /s/ Kent Davis                        By: /s/ Terry L. Akin

    Its: Vice President                       Its: Senior Vice President


*CORESTATES PHILADELPHIA                 SHAWMUT BANK
  NATIONAL BANK                            CONNECTICUT, N.A.


By: /s/ Corestates Philadelphia           By: /s/ Manfred O. Eigenbrod

    Its: ________________________             Its: Managing Director


FIRST NATIONAL BANK                       THE SANWA BANK, LIMITED,
  OF BOSTON                                CHICAGO BRANCH


By: /s/ Rod Quinn                         By: /s/ Richard H. Ault

    Its:  Vice President                      Its: Vice President







Correct Legal Title is
*CoreStates Bank, N.A.

                                                Schedule 3.3





                                          December 21, 1994



To the Banks, Co-Agents and Agent
party to the Credit Agreement
described herein, in care of
NBD Bank, N.A., as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  Mr. Richard H. Huttenlocher

Ladies and Gentlemen:

      Reference is made to the Second Amendment to Credit Agreement, dated as of December 21, 1994 (the "Amendment"), by and among MascoTech, Inc., a Delaware corporation (the "Company"), the Banks and the Co-Agents party thereto, and NBD Bank, N.A., as Agent for the Banks. I am the Associate General Counsel for the Company, and in the capacity of counsel for the Company I have been requested by the Company to give my opinion pursuant to
Section 3.3 of the Amendment. For purposes of this opinion, the terms used in this opinion which are not defined herein shall have the respective meanings set forth in the Agreement.

      I or members of the legal staff of the Company have examined originals or copies of all such documents, corporate records and other instruments of the Company, and have made such investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

      Based upon the foregoing, it is my opinion that:

      (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly authorized to do business and is in good standing in the State of Michigan;

      (b) The Company has all requisite corporate power and authority to conduct its business substantially as now being

To the Banks and Agent
December ____, 1994
Page 2

conducted and to own its properties;

            (c) The Company has full power, authority and legal right to execute and deliver the Amendment and to perform and observe the terms and provisions thereof. The execution, delivery and performance by the Company of its obligations under the Amendment have been duly authorized by the proper corporate proceedings and do not contravene any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or any Subsidiary, or any order of any court, regulatory body or arbitral tribunal or any judgment, order or decree, or, to my knowledge after due inquiry, any agreement or instrument, binding on the Company or any Subsidiary, or, to my knowledge after due inquiry, result in the creation of any lien, charge or encumbrance upon any of their respective properties or assets pursuant to any agreement or instrument to which any of them is a party or binding upon any of them;

            (d) The Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

            (e) There are, to my knowledge after due inquiry, no suits, proceedings or actions at law or in equity or by or before any governmental commission, board, bureau or other administrative agency pending or threatened against or affecting the Company or any Subsidiary, (i) in which there is a reasonable possibility of an adverse decision which is likely to materially and adversely affect the financial condition or business of the Company and its Subsidiaries, taken as a whole or (ii) which will in any manner affect the enforceability or validity of the Amendment;

            (f) No approval, consent or authorization of or filing or registration with any state or federal agency or regulatory authority is necessary for the execution or delivery by the Company of the Amendment, for the validity or enforceability of the Amendment or for the performance by the Company of any of the terms or conditions thereof.

To the Banks and Agent
December _____, 1994
Page 3

      The opinion expressed in paragraph (d) above is subject to the qualification that the enforcement of the rights and remedies under the Amendment is subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity.

                              Sincerely,



                              Barry J. Silverman
                              Associate General Counsel

BJS/chc

                      THIRD AMENDMENT TO CREDIT AGREEMENT


      THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 28, 1995 (this "Amendment") is by and among MASCOTECH, INC., a Delaware corporation, the Banks, NBD BANK, formerly known as NBD Bank, N.A., a Michigan banking corporation, as Agent for the Banks, and COMERICA BANK, a Michigan banking association, THE BANK OF NEW YORK, a New York banking corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking association, and NATIONSBANK
OF
NORTH CAROLINA, N.A., a national banking association, as Co-Agents.


                                   RECITALS


      A. The Company, the Banks, the Agent and the Co-Agents are parties to a Credit Agreement dated as of September 2, 1993, as amended by a First Amendment to Credit Agreement dated as of June 29, 1994 and a Second Amendment to Credit Agreement dated as of December 21, 1994. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in such Agreement.

      B. The Company, the Banks, the Agent and the Co-Agents are willing to amend the Agreement as set forth herein.


                                     TERMS


      In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Agreement shall be amended as follows:

      1.1   Reference in Section 7.4 to "2.0   to 1.0" shall be deleted and
"1.25   to 1.0" shall be substituted in place thereof.

      1.2   Clause (a) of Section 7.8 is restated in its entirety as follows:

            (a) The Company will not permit or suffer the Senior Debt Coverage Ratio to be greater than (i) 5.50 to
            1.00 at any time during the period from the Closing Date to the Relevant Day immediately following December 31, 1995, and (ii) 5.00 to 1.00 on the Relevant Day immediately following December 31, 1995 or at any time thereafter.

            1.3 Reference in Section 7.8(c)(vi) to "3.75" shall be deleted and "5.50" shall be substituted in place thereof.

            1.4 Reference in Section 7.8(c)(vii) to "3.50" shall be deleted and "4.0" shall be substituted in place thereof.


ARTICLE II.  REPRESENTATIONS.  The Company represents and warrants that:

      2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not and will not violate the provisions of any applicable law or regulation or of the certificate of incorporation or bylaws of the Company or any Subsidiary or any order of any court, regulatory body or arbitral tribunal and do not and will not result in the breach of, or constitute a default or require any consent under, or create any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its property may be bound or affected. The execution, delivery and performance of this Amendment do not require, for the validity thereof, nor does the enforceability of this Amendment require, any filing with, or consent, authorization or approval of, any state or federal agency or regulatory authority, other than filings, consents or approvals which have been made or obtained.

      2.2 This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article VI of the Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

      2.4   As of the date hereof, there is no Default.













THIRD AMENDMENT TO CREDIT AGREEMENT                                    Page 2

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the Agent:

      3.1 This Amendment duly executed on behalf of the Company and the Required Banks.

      3.2 A copy of the resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment.

      3.3 An opinion of counsel for the Company in the form of Schedule 3.3 hereto.


ARTICLE IV.  MISCELLANEOUS.

      4.1 References in the Agreement or in any note, certificate, instrument or other document to the Agreement shall be deemed to be references to the Agreement as amended from time to time.

      4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

      4.3 The Company agrees that the Agreement and other documents and agreements executed by the Company in connection with the Agreement in favor of the Agent, the Co-Agents and/or the Banks are ratified and confirmed and shall remain in full force and effect, except as expressly amended hereby.

      4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective.

      4.5 This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.














THIRD AMENDMENT TO CREDIT AGREEMENT                                   Page 3

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


NBD BANK                                  MASCOTECH, INC.


By: /s/ Richard H. Huttenlocher           By: /s/ Timothy Wadhams
     Richard H. Huttenlocher                  Timothy Wadhams
     Its:   Vice President                    Its:    Vice President-
                                                      Controller and Treasurer



THE BANK OF NEW YORK                      COMERICA BANK


By: /s/ Douglas Ober                      By: /s/ James R. Grossett
    Its: Vice President                       Its: Vice President



THE FIRST NATIONAL BANK                   MORGAN GUARANTY TRUST
 OF CHICAGO                               COMPANY OF NEW YORK

By: /s/ Thomas J. Connally                By: /s/ Timothy S. Broadbent
    Its: Vice President                       Its: Vice President



NATIONSBANK OF NORTH                      BANK OF AMERICA ILLINOIS
 CAROLINA, N.A.

By: /s/ Nationsbank of North              By: /s/ Steven K. Ahrenholz
        Carolina, N.A.
    Its:                                      Its: Vice President




















THIRD AMENDMENT TO CREDIT AGREEMENT                             Page 4

PNC BANK, NATIONAL ASSOCIATION            BANK OF AMERICA NATIONAL
                                           TRUST AND SAVINGS ASSOCIATION


By: /s/ Jack F. Broeren                   By: /s/ Steven K. Ahrenholz
    Its: Assistant Vice President             Its: Vice President


MICHIGAN NATIONAL BANK                    ROYAL BANK OF CANADA


By: /s/ Joseph M. Redoutey                By: /s/ Royal Bank of Canada
    Joseph M. Redoutey
    Its: Second Vice President                Its:


NATIONAL CITY BANK                        THE FUJI BANK, LTD.


By: /s/ National City Bank                By: /s/ Peter L. Chinnici
                                              Peter L. Chinnici
    Its: _____________________________        Its: Joint General Manager


FIRST BANK NATIONAL         CITIBANK, N.A.
 ASSOCIATION


By: /s/ Michael J. McGroarty        By:
    Its: Vice President                         Its:


CIBC INC.                                 WACHOVIA BANK OF GEORGIA, N.A.


By: /s/ Kent Davis                        By: /s/ Terry L. Akin
    Its: Vice President                       Its: Senior Vice President




















THIRD AMENDMENT TO CREDIT AGREEMENT                             Page 5

CORESTATES PHILADELPHIA                   SHAWMUT BANK
  NATIONAL BANK                            CONNECTICUT, N.A.


By: /s/ Ann Marie Fitzsimmons             By: /s/ Robert Lord
    Ann Marie Fitzsimmons
    Its: Assistant Vice President              Its: Director


FIRST NATIONAL BANK                       THE SANWA BANK, LIMITED,
  OF BOSTON                                CHICAGO BRANCH


By: /s/ Tod Quinn                         By: /s/ Richard H. Ault
                                              Richard H. Ault
    Its: Director                             Its: Vice President


THIRD AMENDMENT TO CREDIT AGREEMENT                             Page 6

                                                Schedule 3.3






                              ______________, 1995



To the Banks, Co-Agents and Agent party
to the Credit Agreement described herein, in
care of NBD Bank, as Agent
NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  Mr. Richard H. Huttenlocher



Ladies and Gentlemen:

      Reference is made to the Third Amendment to Credit Agreement, dated as of ______, 1995 (the "Amendment"), by and among MascoTech, Inc., a Delaware corporation (the "Company"), the Banks and the Co-Agents party thereto, and NBD Bank, as Agent for the Banks. I am the Associate General Counsel for the Company, and in the capacity of counsel for the Company I have been requested by the Company to give my opinion pursuant to Section 3.3 of the Amendment. For purposes of this opinion, the terms used in this opinion which are not defined herein shall have the respective meanings set forth in the Agreement.

      I or members of the legal staff of the Company have examined originals or copies of all such documents, corporate records and other instruments of the Company, and have made such investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

      Based upon the foregoing, it is my opinion that:

            (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly authorized to do business and is in good standing in the State of Michigan;

            (b) The Company has all requisite corporate power and authority to conduct its business substantially as now being conducted and to own its properties;

            (c) The Company has full power, authority and legal right to execute and deliver the Amendment and to perform and observe the terms and provisions thereof. The

To the Banks, Co-Agent and Agent
______________, 1995
Page 2


execution, delivery and performance by the Company of its obligations under the Amendment have been duly authorized by the proper corporate proceedings and do not contravene any provision of applicable law or regulation or of the certificate any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company of any Subsidiary, or any order of any court, regulatory body or arbitral tribunal or any judgment, order or decree, or, to my knowledge after due inquiry, any agreement or instrument, binding on the Company or any Subsidiary, or, to my knowledge after due inquiry, result in the creation of any lien, charge or encumbrance upon any of their respective properties or assets pursuant to any agreement or instrument to which any of them is a party or binding upon any of them;

            (d) The Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

            (e) There are, to my knowledge after due inquiry, no suits, proceedings or actions at law or in equity or by or before any governmental commission, board, bureau or other administrative agency pending or threatened against or affecting the Company or any Subsidiary, (i) in which there is a reasonable possibility of an adverse decision which is likely to materially and adversely affect the financial condition or business of the Company and its Subsidiaries, taken as a whole or (ii) which will in any manner affect the enforceability or validity of the Amendment;

            (f) No approval, consent or authorization of or filing or registration with any state or federal agency or regulatory authority is necessary for the execution or delivery by the Company of the Amendment, for the validity or enforceability of the Agreement or for the performance by the Company of any of the terms or conditions thereof.

      The opinion expressed in paragraph (d) above is subject to the qualification that the enforcement of the rights and remedies under the Amendment is subject to the effect of applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity.

                                    Sincerely,


                                    Barry J. Silverman
                                    Associate General Counsel

BJS/kbd